EXHIBIT 10.2

AMENDMENT TO LOAN DOCUMENTS

THIS AMENDMENT to Loan Documents (this “Amendment” or the “January 2012 Amendment”) is entered into as of January 23, 2012 (the “January 2012 Amendment Date”), by and between SILICON VALLEY BANK, a California corporation (“Bank” or “Silicon”), and ENCISION INC., a Colorado corporation (“Borrower”).  Borrower’s chief executive office is located at 6797 Winchester Circle, Boulder, CO  80301.

RECITALS

A.                                    Borrower and Bank are parties to that certain Loan and Security Agreement dated as of November 10, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) in effect between Borrower and Bank.

B.                                    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                                    Borrower has requested that Bank amend the Loan Agreement to, among other things: (i) extend the Revolving Line Maturity Date, as set forth in Section 2.1 below; (ii) introduce an additional financial covenant, as set forth in Section 2.2 below; and (iii) modify the form of Compliance Certificate to conform same in respect of the additional financial covenant, as set forth in Section 2.3 below; in each case, all as more fully set forth herein.

D.                                    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement. The term “January 2012 Amendment Date” as defined above hereby is incorporated into the Loan Agreement.

2.                                      Amendments to Loan Documents.

2.1                               Extension of Revolving Line Maturity Date. The definition of Revolving Line Maturity Date set forth in Section 13.1 of the Loan Agreement, which definition currently reads as follows (italics added):

“  “Revolving Line Maturity Date” is January 23, 2012. ”

hereby is amended and restated in its entirety to read as follows:

“  “Revolving Line Maturity Date” is March 23, 2012. ”

2.2                               Introduction of Additional Financial Covenant.  Effective immediately and at all times from and after the January 2012 Amendment Date, Section 6.9 of the Loan Agreement, which currently reads as follows (italics added):

“6.9                        Financial Covenant(s).  Borrower shall maintain, at all times (and tested at any and all times) from and after the December 2011 Amendment Date, Adjusted Liquidity (as defined below) of not less than $250,000.00.  As used herein, the term “Adjusted Liquidity” means, as of any date of determination, the sum of the Excess Availability (as defined below) plus Borrower’s unrestricted cash on deposit at Bank.  As used herein, the term “Excess Availability” means, as of any date of determination, an amount equal to the result of (1) the lower of (y) the maximum Revolving Line amount) and (z) the Borrowing Base, minus (2) the aggregate amount of all outstanding Advances and all applicable Reserves.”

hereby is amended and restated in its entirety to read as follows:

“6.9                                                Financial Covenant(s).

(a) Minimum Adjusted Liquidity.  Borrower shall maintain, at all times (and tested at any and all times) from and after the December 2011 Amendment Date, Adjusted Liquidity (as defined below) of not less than $250,000.00.  As used herein, the term “Adjusted Liquidity” means, as of any date of determination, the sum of the Excess Availability (as defined below) plus Borrower’s unrestricted cash on deposit at Bank.  As used herein, the term “Excess Availability” means, as of any date of determination, an amount equal to the result of (1) the lower of (y) the maximum Revolving Line amount) and (z) the Borrowing Base, minus (2) the aggregate amount of all outstanding Advances and all applicable Reserves.

(b) Minimum Pre-Tax Profit.  Borrower shall achieve, measured as of the last day of each test period set forth below (each, a “Test Period”), Pre-Tax Profit (as defined below) for such test period of not less than the amount set forth below:

Test Period	Minimum Pre-Tax Profit

The one month period ending December 31, 2011	$1.00

The two consecutive months period ending January 31, 2012	$1.00

Commencing with the month ending February 29, 2012, and continuing with each month thereafter, a Test Period shall be the three consecutive months period ending on the last day of such month	$1.00

As defined herein, “Pre-Tax Profit” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any Test Period taken as a single accounting period and as at any date of determination, the sum of (i) Net Income, plus (ii) income tax expense, plus (iii) stock option expense.”

2.3                               Conforming Modification of Form of Compliance Certificate. In order to amend the form of Compliance Certificate to reflect the modification of Section 6.9 of the Loan Agreement effected by Section 2.2 of this Amendment, the currently existing Exhibit E [Form of Compliance Certificate] attached to the Loan Agreement (the “Existing Compliance Certificate Form”) hereby is amended and restated in its entirety to read as set forth on Exhibit E attached to this Amendment (the “Amended Compliance Certificate Form”).  From and after the January 2012 Amendment Date, any and all references in the Loan Documents to Exhibit E attached to the Loan Agreement shall mean and refer to the Amended Compliance Certificate Form instead of the Existing Compliance Certificate Form.

3.                                      Limitation of Amendments.

3.1                               The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents (as amended by this Amendment, as applicable) are hereby ratified and confirmed and shall remain in full force and effect.

4.                                      Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1                               Immediately after giving effect to this Amendment, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Documents, as amended by this Amendment;

4.3                               The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, have been duly authorized;

4.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Documents, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                                      Release by Borrower.  Borrower hereby agrees as follows:

5.1                               FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

5.2                               In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” (Emphasis added.)

(and the equivalent thereof, if any, under the laws of any other applicable jurisdiction).

5.3                               By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

5.4                               This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

5.5                               Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)                                  Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b)                                  Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)                                  The terms of this Amendment are contractual and not a mere recital.

(d)                                  This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e)                                  Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released.  Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

6.                                      Fee.  In consideration for Bank entering into this Amendment, Borrower shall pay Bank a fee in the mutually agreed amount of $2,000.00, which fee shall be earned in full and payable concurrently with the execution and delivery of this

Amendment, and all Bank Expenses in connection herewith.  Such fee shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents.  Bank is authorized to charge such fee and such Bank Expenses to Borrower’s loan account.

7.                                      Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.                                      Effectiveness.  This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Remainder of page intentionally left blank; signature page immediately follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

Borrower:

ENCISION INC., a Colorado corporation

By	/s/ Fred Perner
Print Name	Fred Perner
Title	CEO & President

Bank:

SILICON VALLEY BANK

By	/s/ Daniel Harrison
Print Name	Daniel Harrison
Title	RM

Signature Page

Exhibit E

[Amended Compliance Certificate Form]

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	ENCISION INC.

The undersigned authorized officer of Encision Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), (1) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statements (CPA Audited) + CC	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings & Reconciliations & Inventory Reports	Monthly within 30 days	Yes No
Borrowing Base Certificates	Monthly within 30 days	Yes No
Monthly sales report	Monthly within 5 days	Yes No
Transaction Reports, Borrowing Base Certificate, and Rolling 13-week cash flow forecast, of Borrower	Weekly	Yes No

The following intellectual property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenants	Required		Actual	Complies

Adjusted Liquidity equals the sum of the Excess Availability (as set forth in (III) below) plus Borrower’s unrestricted cash on deposit at Bank (as set forth in (IV) below).

I. As of the date hereof, the result of (1) the lower of (y) the maximum Revolving Line amount ($2,000,000.00) and (z) the Borrowing Base, minus (2) the aggregate amount of all outstanding Advances is $                          .

II. As of the date hereof, the aggregate amount of all applicable Reserves (per the Bank) is $                          .

III. As of the date hereof, Borrower’s “Excess Availability” (which equals the result of (I) above less (II) above is $

IV. As of the date hereof, the amount of Borrower’s unrestricted cash on deposit at Bank is $                      .

	Greater than or equal to $250,000.00		$	Yes No

Minimum Pre-Tax Profit, measured as of the last day of each Test Period, of not less than the following amount:	Test Period ending:		$	Yes No
	December 31, 2011 (trailing one month):	$1.00

	January 31, 2012 (trailing two months):	$1.00

	February 29, 2012, and each month thereafter (trailing three months):	$1.00

The financial covenants analysis and information set forth in Schedule 1 attached hereto is true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

ENCISION INC.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

{form amended per January 2012 Amendment}